EXHIBIT 10.4

PURSUANT TO ITEM 601(b)(10) OF REGULATION S-K, CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BY MEANS OF MARKING SUCH PORTIONS WITH ASTERISKS [***] AS THE IDENTIFIED CONFIDENTIAL PORTIONS ARE BOTH NOT MATERIAL AND ARE THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

    THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of September 19, 2025, is made by and between SIERRA MARYSVILLE STORAGE, LLC, an Ohio limited liability company (“Seller”), and MARYSVILLE OWNER LLC, a Delaware limited liability company (“Purchaser”).
W I T N E S S E T H:

    WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of August 14, 2025, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of September 15, 2025, and further amended by that certain Second Amendment to Purchase and Sale Agreement, dated as of September 18, 2025 (collectively, the “Agreement”), pursuant to which Purchaser agreed to buy and Seller agreed to sell certain property located in Marysville, Ohio, as more particularly described in Schedule 2(a) to the Agreement (the “Property”);

     WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to modify the Agreement as hereinafter specifically set forth.

    NOW, THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto prior to the execution and delivery of this Amendment, Seller and Purchaser intending to be legally bound, hereby agree as follows:

1.Incorporation of Recitals; Certain Definitions. Each of the foregoing recitals are incorporated herein by this reference and made a part hereof. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Agreement.
2.[***]
3.Scotts Lease Amendment. On or prior to the Closing Date, Seller shall deliver to Purchaser a fully executed amendment to the Scotts Lease, in the form attached hereto as Exhibit A, which shall be effective at or prior to the Closing.
4.Scotts Lease SNDA. It shall be an additional condition precedent for Purchaser’s benefit pursuant to Section 10(a) of the Agreement that Seller shall have delivered to Purchaser, not later than five (5) days prior to the Closing Date, an original Subordination, Nondisturbance and Attornment, in the form attached hereto as Exhibit B, with any modifications requested by Scotts and approved by Purchaser’s lender and executed by Scotts.

5.Enterprise Zoning Agreement. It shall be an additional condition precedent for Purchaser’s benefit pursuant to Section 10(a) of the Agreement that all parties thereto have executed and delivered (and shall release simultaneously with Closing) signature pages to the Assignment, Assumption and Amendment Agreement, in the form attached hereto as Exhibit C, with any modifications approved by Purchaser.
6.Title Policy. Notwithstanding anything in Section 5 of the Agreement, the term “Owner’s Policy” shall mean an ALTA Owner’s Policy of Title Insurance in the form attached hereto as Exhibit D, with any modifications requested by Purchaser and approved by the Title Company.
7.Roof Warranty. Seller, at Seller’s sole cost and expense, shall take all steps required to effectively assign that certain NDL Roof Guarantee bearing guarantee number G2022-00005576 (the “Roof Guarantee”) and provide Purchaser with evidence reasonably acceptable to Purchaser that the Roof Guarantee is in full force and effect for the benefit of Purchaser. Purchaser shall cooperate with Seller in connection with the foregoing. Seller shall indemnify Purchaser from and against any and all loss, cost, claims, liability, penalties, judgments, damages, and other injury, detriment, or expense that Purchaser suffers or incurs (to “Indemnify”) to the extent arising out of either (i) the failure of the Roof Guarantee to be properly assigned to Purchaser or (ii) any actions or inactions of Seller during its period of ownership that result in Purchaser not receiving the full benefit of the Roof Guaranty with respect to a claim that would otherwise be covered by the Roof Guaranty. This paragraph shall survive the Closing.
8.Landscaping Noncompliance. Seller acknowledges that the City of Marysville has made claims of noncompliance with respect to the current state of the Property’s landscaping (the “Landscaping Noncompliance”). Seller agrees to cure any Landscaping Noncompliance to Purchaser’s reasonable satisfaction at the sole cost of Seller and Indemnify Purchaser therefrom. If such Landscaping Noncompliance is not cured prior to Closing, it shall be at Purchaser’s election whether Seller shall cure the Landscaping Noncompliance or Purchaser shall cure the Landscaping Noncompliance and Seller shall reimburse Purchaser for all reasonable and actual costs arising therefrom. If Purchaser elects to cure the Landscaping Noncompliance, then Seller shall reimburse Purchaser for its costs within ten (10) Business Days of written notice thereof, which may be by email. This paragraph shall survive the Closing.
9.Service Contract Terminations. Pursuant to Section 6(i) of the Agreement, Purchaser hereby notifies Seller that it does not wish to assume any of the Service Contracts.
10.Closing Deliverables. Prior to the date hereof, Seller has approved the forms of closing deliverables listed in Section 14(a)(i)-(vi) of the Agreement, in the form last circulated by Purchaser’s attorneys.
11.Ratification of Agreement. Except as otherwise amended by this Amendment, the Agreement is hereby ratified and reaffirmed, and all other terms and conditions of the Agreement shall remain in full force and effect, unchanged. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

This Amendment shall bind and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns under the Agreement.
12.Counterparts. This Amendment may be executed in multiple counterparts and shall be deemed to have become effective when and only when one or more of such counterparts has been signed by or on behalf of each of the parties to this Amendment and delivered to the other party (although it shall not be necessary that any single counterpart be signed by or on behalf of both parties hereto, and all such counterparts shall be deemed to constitute one and the same instrument). A telecopied facsimile or e-mailed facsimile of a duly executed counterpart of this Amendment shall be sufficient to evidence the binding Agreement of the parties to the terms herein.
13.[Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

SELLER: SIERRA MARYSVILLE STORAGE, LLC, an Ohio limited liability company By:_________________________________ Name: Brent D. Crawford Title: Manager

[signatures continued on next page]

[Signature Page to Third Amendment to Purchase and Sale Agreement]

PURCHASER: MARYSVILLE OWNER LLC, a Delaware limited liability company By:______________________________ Name: Steven Orbuch Title: President
[Signature Page to Third Amendment to Purchase and Sale Agreement]

EXHIBIT A

LEASE AMENDMENT

EXHIBIT B

SNDA

[Exhibit B]

EXHIBIT C

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

[Exhibit C]

EXHIBIT D

OWNER’S POLICY

[Exhibit D